UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2003

ADTRAN, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-24612 (Commission file number)	63-0918200 (I.R.S. Employer (Identification Number)

901 Explorer Boulevard, Huntsville, Alabama 35806-2807

(Address of principal executive offices, including zip code)

(256) 963-8000

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press Release dated July 15, 2003

Item 9. Regulation FD Disclosure (furnished pursuant to Item 12 “Results of Operations and Financial Condition”)

On July 15, ADTRAN Inc. announced its financial results for the fiscal quarter ended June 30, 2003 and certain other information. The Company also announced that on July 14, 2003 its Board of Directors declared a special and quarterly cash dividend of $2.00 and $0.15 per common share, respectively, to be paid to holders of record at the close of business on July 31, 2003. The payment date for each of the special and second quarter dividend will be August 29, 2003. A copy of ADTRAN’s press release announcing such financial results and other information is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on July 14, 2003.

ADTRAN, Inc. (Registrant)

By: /s/ James E. Matthews

James E. Matthews Senior Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 15, 2003